                                                                  EXHIBIT 10.10


                        SECOND AMENDED AND RESTATED LEASE

                         dated as of December 19, 1996,

                                     between

                                  1994 VCM INC.

                                                                  Lessor,

                                       and

                                THE GEON COMPANY,

                                                                  Lessee

THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM l TO 13. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NO. 1.

                           This is Counterpart No. ___

                                TABLE OF CONTENTS
                            (Not a part of the Lease)

Paragraph                                                                                                   Page
---------                                                                                                   ----
 1.      Lease of Property; Title and Condition...........................................................     1

 2.      Use; Quiet Enjoyment; Hazardous Materials........................................................     2

 2A.     Construction; Financing..........................................................................     4

 3.      Term ............................................................................................     4

 4.      Rent ............................................................................................     5

 5.      Net Lease; Non-Terminability.....................................................................     6

 6.      Taxes and Assessments; Compliance with Law; Certain

              Agreements..................................................................................     7

 7.      Matters of Title; Assignability..................................................................     8

 8.      [Intentionally Omitted]..........................................................................     9

 9.      Maintenance and Repair...........................................................................    10

10.      Additional Improvements; Removal.................................................................    11

11.      Lessee's Right to Contest Real Property Taxes....................................................    12

12.      Condemnation and Casualty........................................................................    13

13.      Environmental Event..............................................................................    17

14.      Offer to Purchase................................................................................    19

14A.     HCL Termination Notice...........................................................................    19

15.      Procedure Upon Purchase..........................................................................    19

16.      Insurance........................................................................................    21

17.      Subletting.......................................................................................    24

18.      Permitted Contests...............................................................................    25

18A.     Unwind Fee.......................................................................................    26

19.      Default Provisions...............................................................................    26

20.      Additional Rights; Mortgage......................................................................    31

Paragraph                                                                                                   Page
---------                                                                                                   ----

21.      Notices, Demands and Other Instruments ..........................................................    34

22.      No Default Certificate...........................................................................    34

23.      Surrender........................................................................................    35

24.      Separability; Binding Effect; Governing Law; Non-
              Recourse....................................................................................    36

25.      Headings and Table of Contents...................................................................    37

26.      Lessor's Right to Cure Lessee's Default..........................................................    37

27.      Lessee's Options Upon Expiration.................................................................    38

28.      Limitations on Amounts Payable...................................................................    39

29.      Waiver of Trial by Jury..........................................................................    39

30.      No Merger of Title...............................................................................    40

31.      Payments to the Trustee..........................................................................    40

Schedule A - Description of the Parcel
Schedule A-1 - Description of the Chlorine Facility Easement
Schedule A-2 - HCL Parcel
Schedule B - Fixed Rent and Additional Rent Schedule
Schedule C - Termination Value

                  SECOND AMENDED AND RESTATED LEASE dated as of December 19, 1996 (this "Lease") between 1994 VCM INC., a Texas corporation (the "Lessor"), having an address at c/o State Street Bank and Trust Company of Connecticut, N.A., 750 Main Street, Hartford, Connecticut 06103 and THE GEON COMPANY, a Delaware corporation (the "Lessee"), having an address at One Geon Center, Avon Lake, Ohio 44012. Schedules A, A-1, A-2, B and C referred to in this Lease are hereby incorporated by reference herein. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Second Amended and Restated Participation Agreement dated as of the date hereof by and among the Lessee, the Lessor, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Trustee under the Declaration, the financial institutions and Persons named therein and Citibank, N.A. as Agent (as the same may be further amended, modified or supplemented from time to time, the "Participation Agreement").

                              Preliminary Statement

                  Lessor has acquired a leasehold interest in the Parcel described on Schedule A hereto, an easement to the parcel described on Schedule A-1 hereto and title to the Original Improvements.

                  Lessor and Lessee entered into a Lease dated as of August 16, 1994 which was amended pursuant to the First Amendment to Lease dated as of December 1, 1994 and the Amended and Restated Lease dated as of November 9, 1995 (as amended, the "Original Lease").

                  The parties desire to further amend and restate the Original Lease to extend the term of the Lease and add the HCL Parcel and the HCL Improvements to the Property.

                  NOW, THEREFORE, the parties do hereby agree as follows:

                  1. Lease of Property; Title and Condition. (a) In consideration of the rents and covenants herein stipulated to be paid and performed by the Lessee and upon the terms and conditions herein specified, (i) the Lessor hereby subleases to Lessee the Ground Lease Property, and leases to Lessee all of the Improvements, and (ii) the Lessee hereby subleases from the Lessor the Ground Lease Property and leases from the Lessor the Improvements. The Property is subleased or leased, as the case may be, to the Lessee subject to (x) all applicable Legal Requirements and all of the insurance requirements set forth in paragraphs 16(a) through (c) hereof (collectively, the "Insurance Requirements") now or hereafter in effect; (y) all Permitted Encumbrances; and (z) the terms, covenants and provisions of this Lease. The Lessee has examined the Property and title thereto and has found the same satisfactory for all purposes of this Lease.

                  (b) THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, SUITABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO THE LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS PARAGRAPH 1(b) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW, NOW OR HEREAFTER IN EFFECT.

                  2. Use; Quiet Enjoyment; Hazardous Materials. (a) The Lessee shall use the Property solely as a vinyl chloride monomer production facility, storage facilities and related business offices, in a first class and reputable manner. The Lessee covenants that it will cause the Improvements at all times to be located on the Ground Lease Property. The Lessee's use of the Property shall be subject to the same terms and conditions contained in paragraph 4(a) of the Ground Lease as the Ground Lessee thereunder is subject to.

                  (b) During the Term, or any Extended Term (as defined below), the Lessor covenants that, unless an Event of Default, Unwind Event or Environmental Trigger has occurred and is continuing, it will not, and will not permit any party claiming by or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Property by the Lessee; provided, however, that the Lessor, the Trustee, the Agent, the Independent Engineer, the Environmental Consultant, the Appraiser and their respective successors, assigns, representatives and agents (the "Lessor Group"), at Lessor's sole cost and expense, may, upon advance written notice to the Lessee (unless the Lessor in its sole discretion has reason to believe that a Default or an Event of Default has occurred or other exigent or emergency conditions exist, in which case, such entrance and examination shall be at Lessee's sole cost and expense and no such notice shall be necessary), enter upon and examine the Property or any part thereof at reasonable times in compliance with and subject to Lessee's standard safety and security procedures, in effect from time to time; provided, further, that if an Event of Default, Unwind Event or Environmental Trigger has occurred or if the Lessee has exercised its option to terminate this Lease pursuant to clause (i) or (ii) of paragraph 27(a), then Lessee shall give the Lessor Group such additional access to the Property and to Lessee's books and records relating to the operation, use, maintenance, construction or occupancy of the Property as it may require for any purpose, including, without limitation, for marketing, selling, operating or otherwise disposing of the Property.

                  (c) Lessor, at Lessee's sole cost and expense, shall cooperate or assist with Lessee's efforts to obtain all services, Permits and contracts necessary and useful for the construction of the Improvements and the acquisition, operation and maintenance of the Property for the intended purposes thereof, and the Lessor may, and to the extent required in paragraph 7(c) shall, execute such documents or papers as may be reasonably necessary for such purposes. Lessee further covenants that it shall at its own cost and expense on behalf of and in the name of the Lessor, apply for, obtain and maintain all Permits required in order to permit the lawful ownership of the Property by the Lessor during the Term or any Extended Term.

                  (d) Any failure by the Lessor or such other Person to comply with the foregoing provisions of this paragraph 2 or any other provisions of this Lease shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make deduction from or offset against any Fixed Rent, Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder.

                  (e) The Lessee shall, and it shall require and ensure that any and all sublessees, employees, contractors, subcontractors, agents, representatives, affiliates, consultants, occupants and any and all other Persons, (i) comply in all material respects with all applicable Environmental Laws, and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Property or any part thereof in a manner consistent with prudent industry practice and in material compliance with all applicable Environmental Laws, and in a manner which does not then pose a significant recognized risk to human health, safety (including occupational health and safety) or the environment.

                  2A. Construction; Financing. (a) The Lessee has entered into the Agency Agreement with the Lessor pursuant to which the Lessee as Construction Agent has agreed to complete the construction of the HCL Improvements. The HCL Improvements shall, as the construction of same is completed upon the Parcel, become a part of the Improvements, and title thereto shall remain in the Lessor.

                  (b) In order to finance the acquisition by the Lessor of its interest in the HCL Parcel, work in process pertaining to the HCL Improvements and to finance the cost of construction of the HCL Improvements, the Note Purchasers, as contemplated by the Participation Agreement, will advance to the Trustee the Actual HCL Project Costs up to their respective Interim Note (HCL) Commitments and the Certificate Purchaser will make a HCL Investment in the 1994 VCM Plant Trust equal to its Certificate (HCL) Commitment, and in consideration therefor, the Trustee will issue the Interim Notes (HCL Series) to the Note Purchasers and the Certificates (HCL Series) to the Certificate Purchasers pursuant to the Declaration. The Trustee will loan to the Lessor the aggregate proceeds of the HCL Advances and the HCL Investment and in consideration therefor, the Lessor will execute and deliver to the Trustee the VCMI Note and the VCMI Mortgage.

                  (c) On the Interim Note (HCL) Maturity Date, the Interim Notes (HCL Series) will, as provided in the Participation Agreement, be refinanced through the issuance of a specified proportion of A-Notes and B-Notes to be issued under the Declaration in an aggregate principal amount equal to the aggregate principal amount of, and accrued but unpaid interest on, the Interim Notes (HCL Series). The Lessee agrees to execute and deliver such supplements, amendments, certificates and other documents which shall reasonably be necessary to effect the issuance of the A-Notes and B-Notes.

                  3. Term. The Property is leased for a primary term (the "Primary Term") which (other than in the case of the HCL Improvements) commenced on June 10, 1996 and in the case of the HCL Improvements shall commence on the Interim Note (HCL) Maturity Date and which in each case shall end on December 19, 2001 (the "Expiration Date"), or such earlier date as this Lease shall be terminated pursuant to any provision hereof; provided, however, that the HCL Improvements will also be leased for a period of construction (the "Construction Period" and, collectively with the Primary Term, the "Term") which shall commence on the Second Refinancing Date and shall end on the Interim Note (HCL) Maturity Date; and provided, further that this Lease may be extended for Extended Terms pursuant to paragraph 27(d) hereof.

                  4. Rent. (a) During the Term, Lessee shall pay to the Trustee, on behalf of the Lessor, Fixed Rent on each Payment Date in the amounts determined in accordance with Schedule B hereto.

                  (b) All amounts that the Lessee is required to pay to the Lessor (or to the Trustee on behalf of the Lessor) pursuant to this Lease (other than Fixed Rent), including, but not limited to, (i) unpaid Charges and all amounts set forth in paragraph 4(e)(ii) hereof, (ii) all sums, costs and expenses pursuant to paragraphs 23 and 26 hereof, (iii) all costs and expenses relating to the Property or the Lessee's use or the Lessor's leasehold interest therein or ownership thereof, (iv) any and all amounts payable upon transfer or purchase of (or otherwise relating to) the Property, together with every fine, penalty, interest and cost that may be added for non-payment or late payment thereof and (v) Additional Costs, shall constitute "Additional Rent". The Trustee shall give Lessee notice of any Additional Rent due hereunder promptly after it has knowledge of such Additional Rent, and shall use reasonable efforts to notify Lessee in advance of the due date and amount of such Additional Rent; provided that failure to give such prompt notice shall not relieve the Lessee of its obligation to pay such Additional Rent, subject to, as applicable, the Lessee's rights, if any, under paragraph 18 hereof.

                  (c) The Lessee shall pay to the Trustee, on behalf of the Lessor, within 5 Business Days of demand therefor, interest at the Default Rate on all amounts payable by it to the Lessor (or the Trustee on behalf of the Lessor) hereunder from the due date thereof until paid in full.

                  (d) All amounts payable by the Lessee hereunder shall be paid in lawful money of the United States of America and in immediately available funds by 11:00 a.m. (New York City time) on the applicable Payment Date or on the date when due, unless any such due date is not a Business Day in which case payment shall be due and payable on the next succeeding Business Day, on behalf of the Lessor at the Trustee's address as set forth in the Participation Agreement, or at such other address or to such other person in the United States of America or in such other manner as the Trustee from time to time may designate to the Lessee by written instructions.

                  (e) The Lessee shall perform all of its obligations under this Lease at its sole cost and expense and shall pay, when due and without notice or demand (except as otherwise provided in this Lease), all amounts due hereunder. The Lessee agrees to pay within 5 Business Days of demand therefor (i) all Charges (subject to Lessee's rights pursuant to paragraphs 11 and 18) and (ii) all indemnity obligations and all charges, reasonable fees, expenses and out-of-pocket costs of the Lessor, the Trustee, the Purchasers and the Agent, including, without limitation, the fees and expenses of the Trustee's Counsel, the Special Counsel, the Certificate Purchasers' Counsel, the Appraiser, the Environmental Consultant, the Independent Engineer and the Special Environmental Counsel (and in the case of (iii) below, attorneys' fees and expenses of other counsel to the Purchasers), in connection with or arising out of:

                   (i) the preparation, execution, delivery, administration, performance, modification and amendment of this Lease and the other Operative Documents and any other documents to be delivered in connection herewith or therewith or delivered to any person who is a party to the Operative Documents in connection with the Certificate Purchasers' Investment (solely to the extent such expenses are caused by the preparation, execution, delivery, administration, performance, modification or amendment of this Lease and the other Operative Documents);

                  (ii) any refinancing or refunding of the transactions contemplated by the Operative Documents, with respect to advising any of them as to their respective rights and responsibilities hereunder or thereunder; and

                 (iii) the enforcement (whether through negotiations, legal proceedings or otherwise) of the Operative Documents and such other documents.

                  5. Net Lease; Non-Terminability. (a) This Lease is a net lease and, except as otherwise expressly provided in this Lease, any present or future Law to the contrary notwithstanding, shall not terminate, nor shall the Lessee be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Fixed Rent, Additional Rent or other sum payable hereunder. Except as otherwise expressly provided in this Lease, the obligations of the Lessee shall not be affected by reason of: (i) any damage to or destruction of the Parcel or the Property or any part thereof by any cause whatsoever (including, without limitation, by fire, Casualty or act of God or enemy or any other force majeure event); (ii) any Condemnation, including, without limitation, a temporary Condemnation of the Parcel or the Property or any part thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Parcel or the Property or any part thereof by any Person; (iv) any matter affecting title to the Parcel or the Property or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the

Lessee of, the Parcel or the Property or any part thereof, by reason of title paramount or otherwise; (vi) any default by the Lessor or the Trustee hereunder or under any other agreement; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Federal, state or local governmental authority; or (ix) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The parties intend that the obligations of the Lessee hereunder shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

                  (b) The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as expressly permitted in this Lease, the Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Fixed Rent, Additional Rent or other sums payable hereunder. The Lessee shall remain obliged under this Lease in accordance with its terms, and the Lessee hereby waives any and all rights now or hereafter conferred by Law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to or for the benefit of the Lessor hereunder as required hereby shall be final, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

                  6. Taxes and Assessments; Compliance with Law; Certain Agreements. (a) The Lessee shall pay or cause to be paid, subject to paragraph 18, all Charges before any fine, penalty, interest or cost may be added or any default may be claimed or any termination or foreclosure or forfeiture procedures for nonpayment may be commenced. If any Property Charge may legally be paid in installments, such Property Charge may be so paid in installments provided that, if the Lessee has not paid the Offer Purchase Price and purchased the Property pursuant to the terms hereof, the Lessee shall pay all such installments that may be due from time to time (whether before or after the Expiration Date) on or before the Expiration Date or earlier termination of this Lease.

                  (b) The Lessee shall comply, and cause the Property to comply, in all material respects, with all Legal Requirements. "Legal Requirements" means (i) all Laws, foreseen or unforeseen, ordinary or extraordinary, or arising from any restriction of record or otherwise, which now or at any time hereafter may be applicable to the Lessor, as owner of the Improvements; the Lessor, as Ground Lessee; the Lessee, as Ground Lessor; the Lessee, as lessee and sublessee hereunder; or the Parcel, the Property or any part thereof, or any of the adjoining sidewalks, or the ownership, construction, operation, mortgaging, occupancy, possessing, use, non-use or condition of the Parcel, the Property or any part thereof and any other governmental rules, orders and determinations now or hereafter enacted, made or issued, and applicable to the Lessor, as owner of the Improvements and Ground Lessee, the Lessee, as lessee and sublessee hereunder and Ground Lessor, or the Property or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition thereof whether or not presently contemplated; and (ii) all agreements (including, without limitation, all Facility Agreements), Permits, covenants, and restrictions applicable to the Parcel, the Property or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or conditions thereof.

                  (c) The Lessee shall, and (unless a Default, Environmental Trigger, Unwind Event or Event of Default has occurred and is continuing and Lessor has revoked such authority) is hereby authorized by Lessor to, fully and promptly keep, observe, perform and satisfy, on behalf of Lessor, any and all obligations, conditions, covenants and restrictions of or on the Lessor under any and all Facility Agreements so that there will be no default thereunder and so that the other parties thereunder shall be and remain at all times obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

                  7. Matters of Title; Assignability. (a) The Lessee shall not create or permit to be created or exist, and shall promptly remove and discharge, any Lien upon this Lease, the Ground Lease Property, the Parcel or the Property or any part thereof or interest therein, or upon any Fixed Rent, Additional Rent or other sum paid hereunder, which Lien arises for any reason, including, without limitation, any and all Liens which arise out of the ownership, use, condition, occupancy, construction, possession, repair or rebuilding of the Property or any part thereof (including, without limitation, by reason of construction and start-up of the Improvements) or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or for the Property or any part thereof, but excluding Permitted Encumbrances. Lessee's obligation to remove any of the above-described Liens arising prior to the termination of this Lease

(or arising due to circumstances occurring prior to the termination of this Lease) shall survive the termination of this Lease. Nothing contained in this Lease shall be considered as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING OR POSSESSING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER SIMILAR STATUTORY LIENS FOR ANY LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE LESSOR'S INTEREST OR ESTATE IN THE PROPERTY OR ANY PART THEREOF.

                  (b) The Lessor shall not create any Lien upon this Lease, the Ground Lease, the Parcel or the Property or any part thereof except (i) the Permitted Encumbrances, (ii) those created or permitted by the Participation Agreement, the Ground Lease, the Bills of Sale, the HCL Bill of Sale, this Lease, the VCMI Mortgage or the Declaration, and (iii) in respect of any action taken by the Lessor, the Trustee or the Holders from time to time of the Instruments in connection with the enforcement of any rights under any Operative Document.

                  (c) Lessor agrees that Lessee during the Term shall have the exclusive right (so long as no Environmental Trigger, Unwind Event or Event of Default has occurred and is continuing and no Termination Notice has been delivered or has been deemed to have been delivered) to secure subdivision approvals, site plan approvals, annexation or de-annexation approvals, zoning variances and Permits necessary or desirable for the development, use, operation, maintenance or condition of the Property or any part thereof; provided that the fair market value or use of the Property is not materially lessened by such action taken as a whole with the actions referred to in paragraphs 9(a), 10(a) and 10(b) hereof. Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise cooperate with Lessee, in connection with the matters described above; provided, however, that all costs and expenses incurred by the Lessor in connection therewith shall be borne by Lessee and that Lessor shall not be required to execute any documents which would, in the reasonable opinion of the Agent, adversely affect the value or use of the Property or otherwise adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor, the Trustee or the Holders from time to time of the Instruments.

                  8. [Intentionally Omitted].

                  9. Maintenance and Repair. (a) The Lessee, at its own cost and expense, will manage and maintain the Property in good mechanical condition and repair, in accordance with prudent industry practice and in a manner consistent with that of other similar properties owned or operated by it or its Affiliates, and will take all action, and will make all changes and repairs, structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary, which may be required to maintain the Property in good mechanical condition and repair, in accordance with prudent industry practice, or which may be required pursuant to any Legal Requirement or Insurance Requirement at any time in effect. Lessee shall, in accordance with prudent industry practice, repair or replace each item constituting the Improvements that shall have become worn out, damaged, inoperative or obsolete in whole or in part; provided, however, that (i) the fair market value or use of the Property shall not be materially lessened by such replacements and repairs taken as a whole with the actions referred to in paragraphs 7(c), 10(a) and 10(b) hereof, and (ii) such replacements shall be of a type suitable for use in the industry for the same purpose and having a useful life at least as long as that of the Improvements (or any part thereof) repaired or replaced (prior to obsolescence, loss or damage and the like). All repairs, replacements and rebuilding by the Lessee hereunder, to the extent permitted by Law, shall immediately become and shall remain part of the Property of the Lessor, subject to this Lease. The Lessor shall not be required to, and Lessee hereby waives any right to require the Lessor to, manage, maintain, replace, repair or rebuild the Property or any part thereof and the Lessee waives any and all rights it may now or hereafter have to make any repairs at the cost and expense of the Lessor pursuant to any Legal Requirement, Insurance Requirement, or otherwise, at any time in effect.

                  (b) Except for Permitted Encumbrances, in the event that all or any part of the Improvements shall encroach upon any property or right-of-way adjoining or adjacent to the Parcel or any part thereof, or shall violate any agreements or conditions affecting the Parcel or the Property or any part thereof, or shall obstruct any easement or right-of-way to which the Parcel or the Property or any part thereof may be subject, then the Lessee shall, at its sole cost and expense, either (i) contest such matter pursuant to paragraph 18 hereof, (ii) obtain valid and effective Permits for or consents to such encroachments and/or violations (without any liability to Lessor, the Trustee, the Agent or the Holders of the Instruments for which such parties are not indemnified by the Lessee) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or (iii) make such changes, including alteration or removal, to the Improvements and take such other action as shall be reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments, subject to the Lessor's consent if and to the extent required by paragraph 10(a) hereof.

                  (c) The Lessee shall give the Lessor and the Paying Agent prompt notice of any scheduled maintenance or reconditioning which requires shutdown of operations of the Lessee's vinyl chloride monomer production facility to be located on the Parcel for a period of time in excess of five (5) Business Days and shall state the specific reasons for such shutdown.

                  10. Additional Improvements; Removal. (a) At any time, so long as no Default, Unwind Event, Environmental Trigger or Event of Default shall have occurred and be continuing and no Termination Notice has been delivered or has been deemed to have been delivered, the Lessee may, at its own cost and expense, make Additional Improvements to the Property or any part thereof; provided, however, that (i) the fair market value of the Property shall not be materially lessened by such Additional Improvements taken as a whole; (ii) such Additional Improvements taken as a whole with the actions referred to in paragraphs 7(c), 9(a) and 10(b) hereof shall not materially diminish the capacity, efficiency or useful life of the Improvements; and (iii) such work shall be completed in a good and workmanlike manner free and clear of any Liens for labor, services or materials (other than Permitted Encumbrances) and in compliance with all applicable Legal Requirements and Insurance Requirements. "Additional Improvements" means additions to, alterations of or replacements for the Improvements or any part thereof (other than in connection with the completion of construction of the Improvements contemplated by the HCL Construction Plans as of the date hereof) made by or for the Lessee, excluding any replacements installed as part of scheduled maintenance procedures.

                  (b) The Lessee shall be permitted at any time during, or upon the expiration or termination of, the Term, and at its sole cost and expense, to remove or demolish any portion or part of the Additional Improvements in accordance with prudent industry practices; provided, however, that, such removal taken as a whole with the actions referred to in paragraphs 7(c), 9(a) and 10(a) hereof shall not (i) materially impair the intended use or reduce the fair market value of the Property or any part thereof below its fair market value at the commencement of the Primary Term with respect to the HCL Improvements; (ii) materially diminish the capacity, efficiency or useful life of the Improvements or any part thereof below the capacity, efficiency or useful life as of the commencement of the Primary Term; or (iii) cause a violation of any Legal Requirement or Insurance Requirement or significantly increase any risk of liability under any Environmental Law or any risk to human health or the environment. Any damage to the Property or any part thereof caused by such removal shall promptly be repaired by the Lessee and the Property or any part thereof shall be restored to its condition (or the reasonable equivalent thereof) as it existed immediately prior to the construction of such removed Additional Improvements, at the Lessee's sole cost and expense. The Lessee may place upon the Property or any part thereof any inventory, fixtures, machinery, equipment or other property belonging to the Lessee or third parties and remove the same at any time during the Term and Lessee may, and at the request of the Lessor shall, remove the same at the expiration or termination hereof unless the Lessee shall have paid the Offer Purchase Price and purchased the Property pursuant to the terms of this Lease; provided that any damage to the Property or any part thereof caused by such removal shall promptly be repaired by the Lessee, and the Property or such part thereof restored to its condition (or the reasonable equivalent thereof) as it existed immediately prior to the placement of any such property upon the Parcel, all at the Lessee's sole cost and expense.

                  (c) The Lessee shall notify the Lessor of any Additional Improvements, the cost of which is anticipated to exceed in the aggregate $1 million in any calendar year with respect to the Property, which notice shall include a reasonably detailed description of the work that will be done. All Additional Improvements shall become and remain Property of the Lessor and shall be subject to this Lease, unless and until removed by the Lessee in accordance with subparagraph 10(b).

                  11. Lessee's Right to Contest Real Property Taxes. The Lessee, at its own cost and expense and in compliance with paragraph 18, shall have the sole right, at any time, to seek, in good faith, a reduction in the assessed valuation of the Property or any part thereof or to contest, in good faith, any real or personal property taxes for the Property or the Additional Improvements, or any part thereof. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any Legal Requirement require that the proceeding or contest be brought by or in the name of the owner of the Property. In that case Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name as long as Lessee reimburses the Lessor for any and all costs and expenses incurred by Lessor in connection therewith. Lessee, on a final non-appealable determination of the proceeding or contest, shall immediately pay, discharge and satisfy any decision or judgment rendered, together with all costs, interest and penalties incidental to the decision or judgment.

                  12. Condemnation and Casualty. (a) General. The Lessee hereby irrevocably assigns to the Trustee, on behalf of the Lessor, any award or compensation or insurance payment or other proceeds to which the Lessee may become entitled by reason of its interest in the Property or any part thereof if
(i) the Parcel, the Ground Lease Property, the Improvements or the Property or any part thereof is damaged or destroyed by fire or other casualty (each, a "Casualty") or (ii) the use, occupancy or title of the Parcel, the Ground Lease Property or the Improvements or any part thereof is taken or requisitioned or sold in, or on account of any actual or threatened condemnation or eminent domain proceedings, or other action by any Person having the power of eminent domain (each, a "Condemnation").

                  The Lessee shall promptly notify the Lessor in writing of any such Casualty or Condemnation and shall appear in any proceeding or action to defend, negotiate, prosecute or adjust any claim for any award or compensation or insurance payment on account of any Casualty or Condemnation and shall take all appropriate action in connection with any Casualty or Condemnation, including the employment of counsel reasonably satisfactory to the Lessor. The Lessor shall have the right to appear and participate and to employ counsel in any such proceeding or action, and the fees and expenses of such counsel shall be paid by the Lessee. If the Lessee shall elect not to appear or shall fail to prosecute diligently, the Lessor may assume the prosecution thereof and the Lessee shall pay all of the costs and expenses of the Lessor (including, but not limited to, fees and expenses of Lessor's counsel) and the fees and expenses of the Special Counsel. No settlement of any such proceeding or action shall be made by the Lessee or the Lessor without the written consent of the other party hereto, which consent shall not unreasonably be withheld or delayed.

                  Any and all amounts representing proceeds paid in connection with any such Condemnation or Casualty, as the case may be (collectively, the "Proceeds"), shall be paid over to the Proceeds Trustee (as defined below) to be held in trust by such Proceeds Trustee and distributed pursuant to this paragraph 12 and paragraph 15 hereof or pursuant to the Declaration of Trust, as appropriate (all such Proceeds, less the costs and expenses incurred by the Lessor and the Lessee in collecting such amounts, but including any reimbursement by the Lessee for costs and expenses in connection therewith to which the Lessor, the Trustee and the Purchasers are entitled pursuant to this Lease, are the "Net Proceeds"). Any and all Proceeds received by the Lessee in connection with any such proceeding or action shall be received by the Trustee and held in trust for the benefit of the Trustee and the Lessor, shall be segregated from other funds of the Trustee and shall be forthwith paid over to the Proceeds Trustee. The Lessee agrees that this Lease shall control the rights of the Lessor and the Lessee in any such Proceeds, and any present or future Law to the contrary is hereby waived. Any and all reasonable charges, fees and expenses of the Proceeds Trustee shall be paid from the Net Proceeds. "Proceeds Trustee" shall mean SSBTC or such title company or other independent bank or trust company as may be designated by the Lessor.

                      (b)  Condemnation or Casualty with Termination.

                  (i) If a Casualty or a Condemnation shall in the good faith opinion of an Officer of Lessee affect the Property in such manner as to render it unsuitable for restoration or for continued use, in whole, or in part and occupancy by the Lessee for the intended purposes thereof, then the Lessee may deliver to the Lessor, not later than thirty (30) days after such occurrence a written notice (herein called a "Termination Notice") describing the event giving rise to such termination and describing the status of any proceeding or action and the amount of any Proceeds received or expected to be received in connection therewith, together with the date, or estimated date, of such receipt.

                  (ii) If a Casualty or Condemnation occurs during the Primary Term (or any Extended Term) and the Lessor has received an opinion, which shall be at the Lessee's sole cost and expense, of the Independent Engineer to the effect that the restoration of the Property could not be expected to restore and rebuild the Property to its previous capacity, efficiency and useful life or such restoration and rebuilding could not be expected to be completed in full prior to the Expiration Date or that the cost of such restoration or rebuilding would exceed 25% of the fair market value of the Property immediately prior to such Casualty or Condemnation, then the Lessor may, in its sole discretion, deliver a notice ("Lessor Termination Notice") declaring Lessor's intention to terminate this Lease and the Lessee shall be deemed to have delivered a Termination Notice with respect to the Property to the Lessor as of the date of the Lessor Termination Notice.

                 (iii) Simultaneous with the delivery of a Termination Notice pursuant to (i) above (or a deemed delivery of a Termination Notice pursuant to (ii) above), the Lessee shall deliver (or shall be deemed to have delivered in the case of (ii) above) to the Lessor an Offer to Purchase in accordance with paragraphs 14 and 15.

                  (c) Condemnation or Casualty Without Termination. If, after a Casualty or Condemnation, the Lessee has not given a Termination Notice and the Lessor has not given a Lessor Termination Notice in accordance with subparagraph 12(b), then this Lease shall continue in full force and effect, and the Lessee shall, at its sole cost and expense, promptly commence and diligently pursue to completion the rebuilding, replacement or repair of any damage to the Property caused by such event in conformity with the requirements of paragraph 9 or 10, as applicable, in order to restore the Property (in the case of a Condemnation, as nearly as practicable) to the value and operating condition thereof immediately prior to such event. In connection with such restoration the Lessee shall, before beginning such restoration, submit plans and specifications for such restoration, together with an estimate of the cost thereof, and all necessary construction contracts therefor for the Lessor's and the Independent Engineer's approval, which will not be unreasonably withheld; provided that (i) the capacity, efficiency and useful life of the Improvements, shall not, after all such restoration taken as a whole, be materially less than the capacity, efficiency and useful life prior to such Casualty or Condemnation; (ii) the fair market value of the Property shall not, after all such restoration taken as a whole, be materially less than its fair market value prior to such Casualty or Condemnation; and (iii) if the estimated cost to complete such restoration exceeds the amount of Net Proceeds, the Lessor is, in its sole judgment, satisfied that the Lessee shall have sufficient funds (the "Excess Funds") available to pay such excess, which Excess Funds shall be deposited by the Lessee with the Proceeds Trustee and distributed to the Lessee as hereinafter provided. Such work shall be completed in a good and workmanlike manner free and clear of all Liens for labor, services or materials and in compliance with all applicable Legal Requirements and Insurance Requirements. All fees and expenses of the Independent Engineer in connection with any rebuilding and restoration shall be at the Lessee's sole cost and expense.

                  The Lessee shall be entitled to receive payment from the Net Proceeds or the Excess Funds, as the case may be, from time to time as such work of rebuilding, replacement or repair progresses, but only after presentation of certificates of the Independent Engineer, delivered by the Lessee to the Proceeds Trustee (with a copy to the Lessor) from time to time as such work of rebuilding, replacement or repair progresses. Each such certificate of the Independent Engineer shall describe the work for which the Lessee is requesting permission to pay or requesting payment and the cost incurred by the Lessee in connection therewith and shall state that such work has been properly completed and that the Lessee has not theretofore received payment for such work, and shall be accompanied by (i) an Officer's Certificate of the Lessee certifying that no Default, Environmental Trigger, Unwind Event or Event of Default has occurred and is continuing and that the Net Proceeds and Excess Funds held by the Proceeds Trustee are adequate to complete such rebuilding, replacement or repair in accordance with this paragraph 12(c), and (ii) duly executed Lien waivers executed by each materialman or mechanic furnishing materials or labor for which the Lessee is requesting permission to pay. The Proceeds Trustee shall deliver, or cause to be delivered, payment within ten (10) days after its receipt of the certificates required above. In connection with such payments, the Proceeds Trustee shall first apply the Excess Funds to the cost of such restoration prior to the disbursement of any Net Proceeds by the Proceeds Trustee for such purpose. Upon receipt by the Proceeds Trustee (with a copy to the Lessor) of an Officer's Certificate from the Lessee, to the effect that final payment has been made for any such work and stating that the rebuilding, replacement or repair has been completed in compliance with the terms and conditions of this Lease, the remaining amount of such Net Proceeds shall be paid to the Lessee. The Lessee shall be responsible for the cost of any such repair, rebuilding or restoration in excess of such Net Proceeds and Excess Funds, for which cost the Lessee shall make adequate provision acceptable to the Lessor.

                  Notwithstanding the foregoing, any Net Proceeds paid to the Proceeds Trustee in connection with any Condemnation or Casualty affecting both the Parcel, Property or any part thereof and the Company Plant in excess of the lesser of (i) Termination Value and (ii) the cost of the repair, rebuilding or restoration of the Parcel, the Property or any part thereof as certified by the Independent Engineer shall be paid to the Lessee for restoration of the Company Plant. If the Independent Engineer has determined that the cost of restoration of the Property would exceed Termination Value, the Lessor may either deliver a Lessor Termination Notice pursuant to paragraph 12(b)(ii) or allow the Lessee to restore the Property at the Lessee's cost and expense as to any costs in excess of the Net Proceeds.

                  (d) Temporary Condemnation or Lease Termination. Notwithstanding any provision to the contrary contained in this paragraph 12, in the event of any temporary Condemnation this Lease shall remain in full force and effect, and provided no Default or Event of Default, Unwind Event or Environmental Trigger has occurred and is continuing, the Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that if this Lease shall expire or terminate during such temporary Condemnation, then Lessee shall be entitled to the Net Proceeds allocable to the period after the termination or expiration of this Lease only if it has paid the Offer Purchase Price for the Property.

                  13. Environmental Event. (a) The Lessee shall promptly, but in any case within five (5) Business Days, notify the Lessor, the Agent, the Trustee and the Purchasers if (i) any environmental event has occurred or any environmental condition is discovered in, on, beneath, from or involving the Property or any part thereof (including, but not limited to, the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental Law) that could reasonably be anticipated to result in penalties or other liabilities in excess of $75,000, (ii) the Lessee has received notification that it, the Property or any part thereof is the subject of a proceeding that could reasonably be expected to result in any ordered remediation or corrective action or other liability related to an environmental event or condition the cost of which liability is reasonably expected to exceed $100,000 or (iii) the Lessee has received notification from any governmental agency or authority that the air permit no. R-3855B does not authorize construction or operation of the Improvements (each of (i), (ii) and (iii) an "Environmental Event").

                  (b) Following the receipt of a notice pursuant to (a) above, the Lessor, the Agent, the Holders of the B-Notes and the Certificate Holder, in each case in their sole discretion, may require the Lessee to conduct, or cause to be conducted, an environmental audit of the Property, the scope of which audit shall be limited to confirming the magnitude and anticipated cost of the liability resulting in the Environmental Event and to provide a copy of the Environmental Consultant's report on its audit to the Lessor, the Agent, the Trustee and the Purchasers. Notwithstanding the foregoing, if a pattern, in the opinion of the Lessor and the Holders of the B-Notes and Certificates, of such Environmental Events exists, the Lessor may conduct a more comprehensive environmental audit of the Property to determine the scope and nature of such pattern and its effect on the Property. If it is the opinion of the Agent and the Environmental Consultant that an Environmental Event has occurred or exists and a Permitted Remediation is not available or the Environmental Event cannot be cured through a Permitted Remediation or the Environmental Event will result in the cessation of operation of the Improvements for 90 days or more (each an "Environmental Trigger"), the Lessor, the Agent and the Purchasers shall have the option, each in its sole discretion, to require the Lessee to purchase the Property for the Offer Purchase Price in the manner provided in paragraphs 14 and 15 hereof. A "Permitted Remediation" means any remediation of an Environmental Event

(a) the cost of which remediation is not anticipated, in the sole opinion of the Agent and the Environmental Consultant (the cost and expense of which Environmental Consultant shall be borne by the Lessee), to exceed $1,000,000,
(b) during and after which such Environmental Event could not be expected to result in any additional environmental liability incurred by Lessor for which Lessor, the Trustee, the Agent and the Purchasers have not received additional indemnification in an amount and from a Person satisfactory to the Lessor, the Agent and the Holders of the B-Notes and the Certificates in their sole and absolute discretion and (c) permitted and effected in compliance with all applicable Environmental Laws. If the Lessee is required to purchase the Property due to an Environmental Trigger, and so long as no Default or Event of Default has occurred and is continuing, a portion of the Offer Purchase Price equal to the then-outstanding principal balance of the Notes may be paid by the pro rata issuance by the Lessee of unsecured senior promissory notes (which shall be at least pari passu with the Lessee's other unsecured senior debt) to the Noteholders in the aggregate amount of the outstanding principal amount of the Notes and with the same maturity and rate of interest as the A-Notes and upon the same representations and warranties (other than those representations and warranties that cannot be given by virtue of the events resulting in the Environmental Trigger) as those made in connection with the A-Notes and otherwise in form and substance satisfactory to the Noteholders, in their sole discretion. The remainder of the Offer Purchase Price shall be paid in full in cash.

                  (c) Irrespective of whether an Environmental Trigger has occurred, Lessee shall immediately initiate, at its sole cost and expense, such actions as may be necessary to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Property or any part thereof, whether existing prior to, on or after the date of this Lease. Without limiting the generality of the foregoing, if necessary the Lessee's obligations under this paragraph shall extend even to the providing or obtaining of emissions offsets under federal or state air quality Laws to the extent necessary to satisfy new source review requirements for the construction and operation of the Improvements. Once Lessee commences such actions, Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Laws and to eliminate any significant risk to human health or the environment and shall, at the request of the Lessor or the Agent during the Term or any Extended Term, give periodic progress reports on its compliance efforts and actions.

                  14. Offer to Purchase. (a) At any time during the Term but prior to exercising its options pursuant to paragraph 27(a) hereof, Lessee may (unless otherwise required to do so, in which case it shall) deliver to Lessor and the Agent a written offer to purchase the Property (an "Offer to Purchase") upon and subject to the applicable terms of this Lease.

                  (b) Any Offer to Purchase delivered or deemed to be delivered by the Lessee hereunder shall, notwithstanding anything to the contrary set forth therein, be irrevocable and unconditional and shall set forth the Termination Value to be paid by Lessee.

                  (c) The Lessor shall be deemed to have accepted such Offer to Purchase the Property on the date Lessor receives the same. The procedure for the purchase of the Property and the purchase price therefor shall be governed by paragraph 15 hereof.

             14A. HCL Termination Notice. (a) At any time during the Term but prior to exercising its options pursuant to paragraph 27(a) hereof, the Lessee may deliver to the Lessor and the Agent an irrevocable written offer to purchase the HCL Improvements and to assign or terminate the Ground Lease with respect to VCMI's leasehold interest in the HCL Parcel (an "HCL Termination Notice") subject to the applicable terms of this Lease and the Ground Lease (an "HCL Termination")

                  (b) Any HCL Termination Notice delivered or deemed to be delivered by the Lessee hereunder shall, notwithstanding anything to the contrary set forth therein, be irrevocable and unconditional and shall set forth the Closing Date and Allocated Termination Value to be paid by the Lessee.

                  (c) The Lessor shall be deemed to have accepted such HCL Termination Notice on the date the Lessor receives the same. The procedure for the purchase of the HCL Improvements and the purchase price therefor shall be governed by paragraph 15 hereof.

                  15. Procedure Upon Purchase. (a) The date of the closing of the Lessee's purchase of the Property (the "Closing Date") shall be (i) on the Expiration Date pursuant to paragraph 27 hereof or (ii) if the Lessee shall deliver (or shall be deemed to have delivered) an Offer to Purchase pursuant to paragraph 14(a) hereof or an HCL Termination Notice pursuant to paragraph 14A(a) hereof, on the next scheduled Payment Date following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase, (iii) if the Lessee shall deliver (or be deemed to have delivered) an Offer to Purchase pursuant to paragraphs 12(b) or 13(b) hereof or
Section 7.04 of the Participation Agreement, on the fifteenth day following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase, or
(iv) if the Lessee shall deliver (or be deemed to have delivered) an Offer to Purchase pursuant to paragraph 19(h), on the fifth day following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase. On the Closing Date, upon receipt by the Trustee (on behalf of the Lessor) of the Offer Purchase Price (or in the case of an HCL Termination, the HCL Purchase Price), the Lessor shall convey, or cause to be conveyed, the Property (or portion thereof) (or, in the case of Casualty or Condemnation, the remaining portion thereof) to the Lessee or its designee by an appropriate recordable assignment or termination of the Ground Lease (or appropriate portion thereof) and an appropriate recordable deed and bill of sale to the Improvements, in each case containing no representation or warranty (expressed or implied) except that the Property is free and clear of any conveyance, mortgage, lease or Lien or other adverse interest of any kind created or caused by the Lessor or any person claiming by, through or under the Lessor (except Permitted Encumbrances and as consented to or created or caused by the Lessee and except as to any interest created by the Lessor upon the exercise of any right hereunder upon any Default, Event of Default, Unwind Event, Environmental Trigger or upon the delivery of a Termination Notice or a Lessor Termination Notice).

                  (b) On the Closing Date, the Lessee shall pay, or cause to be paid, to the Trustee (on behalf of the Lessor) (i) in the case of an Offer to Purchase, the Termination Value for the Property, as specified in the Offer to Purchase related thereto, and all Fixed Rent, Additional Rent and other sums then due and payable hereunder relating to the Property up to and including such Closing Date (such amounts, plus all Closing Costs, are herein referred to as the "Offer Purchase Price") and (ii) in the case of an HCL Termination, the Allocated Termination Value for the HCL Improvements and VCMI's leasehold interest in the HCL Parcel, and all Fixed Rent, Additional Rent and other sums then due and payable hereunder and under the other Operative Documents relating to such portion of the Property up to and including the Closing Date (such amounts, plus all Closing Costs, are herein referred to as the "HCL Purchase Price"). The Lessor shall simultaneously (i) deliver to the Lessee or its designee the instruments referred to in paragraph 15(a) above with respect to the Property and any other instruments reasonably necessary to assign and convey to the Lessee or its designee the Property (or in the case of an HCL Termination, the HCL Improvements and VCMI's leasehold interest in the HCL Parcel) and assign all Facility Agreements related to the Property (or portion thereof, as the case may be) (other than any rights of the Lessor to any indemnities thereunder) and any other related property then required to be assigned pursuant hereto, and (ii) convey, or cause to be conveyed, to the Lessee or its designee any Net Proceeds related to the Property (or portion thereof, as the case may be) and/or the right to receive the same.

                  (c) On the Closing Date, the Trustee shall (i) apply, pursuant to the VCMI Loan Agreement, the Offer Purchase Price to the amount due to the Trustee from VCMI, in full satisfaction of VCMI's obligations under the VCMI Note and (ii) execute a discharge and satisfaction of the VCMI Mortgage.

                  (d) Upon the completion of any purchase of the Property (or portion thereof) pursuant to this paragraph 15, but not prior thereto, this Lease shall terminate with respect to such Property (or portion thereof) except with respect to obligations and liabilities of the Lessee actual or contingent which have arisen with respect to the Property on or prior to such date of purchase, and except as elsewhere expressly provided herein.

                  16. Insurance. (a) The Lessee will purchase and maintain, or cause to be purchased and maintained, insurance with respect to the Property of the following types and in the following amounts (or in such greater amounts as may become necessary from time to time to prevent the Lessor, the Lessee, the Trustee, the Agent and the Holders from time to time of the Instruments from becoming co-insurers of any loss), and in no event in amounts less than those maintained by the Lessee or its Affiliates for other similar facilities owned and/or operated by them:

                   (i) Property Insurance: Insurance against physical damage to the Property (with sublimits and deductibles as are acceptable to Lessor and with a maximum self-insured retention allowable of $5,000,000) caused by perils now or hereafter embraced by or defined in a manuscript "all risks" insurance policy, including flood, earth movement, earthquake, subsidence and collapse, business interruption/extra expense and boiler and machinery coverage;

                  (ii) Builder's Risk Insurance: During the Construction Period and during the construction of any Additional Improvements, builder's "all risks" and "general risks" insurance (with sublimits and deductibles as are acceptable to Lessor), including flood, earth movement, earthquake, subsidence and collapse, business interruption/extra expense and boiler and machinery coverage with respect to the Property and any on-site and off-site work and materials related thereto protecting the Lessee, the Lessor and all contractors and subcontractors, in an amount not less than the full replacement cost of the Property and such on-site and off-site work;

                 (iii) General Liability Insurance: Comprehensive general liability (including contractual, completed operations and product liability) insurance against claims for bodily injury (including death), personal injury and property damage occurring on, in or in respect of the Property or resulting from activities on or related to the Property, in the minimum combined single limit amount of $100 million in the annual aggregate and $100 million, for each occurrence for bodily injury (or death) and/or property damage with a maximum self-insured retention allowable of $5,000,000;

                  (iv) Workers' Compensation Insurance: Workers' compensation insurance at statutory levels and employers' liability insurance, with a limit of $1,000,000, in the aggregate; and

                   (v) Other Insurance: Such other insurance, including automobile liability, in such amounts and against such risks, as is either (x) customarily carried by companies owning, operating or leasing property or conducting businesses similar and/or similarly situated to the Property and/or the Lessee, or (y) reasonably requested from time to time by Lessor.

                  Such insurance shall be written by companies that are nationally recognized (including Lloyd's of London or other recognized international insurers with an ISI rating of not less than BBB); primary insurance shall be written by companies rated at least AXI in the most recent edition of Best's Key Rating Guide, or as otherwise agreed to by the Agent, the Lessor and the Purchasers, selected by the Lessee and, other than the insurance specified in paragraph 16(a)(i)-(ii) and (iv), shall name Lessor, SSBTC (in its individual capacity and as Trustee) and the Agent, on its own behalf and on behalf of the Holders from time to time of the Instruments and their assignees, as additional insureds, as their interests may appear. Notwithstanding the foregoing, insurance coverage shall continue to be based on market conditions, capacity and costs and in no event will the Lessee be required to maintain coverage in amounts in excess of those maintained for businesses similar in size, nature and creditworthiness to the Lessee under prevailing market conditions.

                  (b) The insurance referred to in paragraph 16(a)(i) and (ii) for the Property may be a blanket policy and shall (i) at all times be in an amount at least equal to the greater of (x) one hundred percent (100%) of the full replacement cost value (without depreciation) of the Property and the Lessee's leasehold improvements and (y) Termination Value; (ii) include a lenders' loss payable endorsement in favor of the Lessor and any loss or damage under such insurance policies shall be payable solely to the Trustee on behalf of the Lessor, as Lessor's interest may appear, to be held and applied pursuant to the terms of this Lease; (iii) provide that the interests of the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments shall be insured regardless of any breach or violation by the Lessee of any warranties, declarations or conditions contained in such insurance; (iv) provide that such insurance shall not be invalidated by any act, omission or negligence of the Lessee, the Lessor, the Trustee, the Agent or the Holders from time to time of the Instruments, nor by any foreclosure or other proceedings or notices thereof relating to the Property or any part thereof, nor by legal title to, or ownership of the Property or any part thereof becoming vested in or by Lessor or its agents, nor by occupancy or use of the Property or any part thereof for purposes more hazardous than permitted by such policy; and (v) provide that all insurance claims pertaining to the Property or any part thereof shall be adjusted by the insurers thereunder with the Lessee but that the Lessor must consent to any such adjusted claim.

                  All policies of insurance required to be maintained pursuant to paragraph 16(a)(iii) which cover liability for bodily injury or property damage shall provide that all provisions of such insurance, except the limits of liability (which shall be applicable to all insureds as a group) and liability premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each such insured and/or additional insured, without right of contribution from any other insurance which may be carried by an insured and/or additional insured.

                  Every policy required under paragraph 16(a) shall (i) expressly provide that it will not be canceled or terminated except upon 60 days' written notice to the Lessor and the Lessee, except in the case of cancellation or termination due to a lapse for non-payment, in which case only 30 days' written notice shall be required; (ii) include a waiver of all rights of subrogation against the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments and any recourse against the Lessor, the Trustee, the Agent or the Holders from time to time of the Instruments for payment of any premiums or assessments under any policy;

and (iii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Property or any part thereof against the peril involved, whether collectible or not, if such other policies do not name the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments as additional insureds with loss payable as provided in the Lease. The Lessee shall advise the Lessor promptly of any policy cancellation or any change adversely affecting the coverage provided thereby.

                  (c) The Lessee shall deliver to the Lessor the certificates of insurance and any other documentation required by the Lessor evidencing the existence of all insurance which is required to be maintained by the Lessee hereunder including descriptions of the previously mentioned Insurance Requirements, such delivery to be made (i) as provided in Section 2.01(k) of the Participation Agreement, (ii) within twenty-one (21) days of the issuance of any additional policies or amendments or supplements to any of such insurance, and
(iii) at least twenty-one (21) days prior to the expiration date of any such insurance. The Lessee shall notify Lessor and Agent of any nonrenewal of any policy required hereunder and shall cause each insurer under each policy required hereunder to give the Lessor notice of any lapse under any such policy. The Lessee shall not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that required by this paragraph 16 unless the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments are named as additional insureds therein, with loss payable as provided in this Lease. The Lessee shall immediately notify the Lessor, the Trustee, the Agent and the Holders from time to time of the Instruments whenever any such separate insurance is obtained and shall deliver to the Lessor the certificates of insurance and any other documentation (other than blanket policies) required by Lessor evidencing the same as is required hereunder.

                  (d) The requirements of subparagraphs (a) through (c) of this paragraph 16 shall not be construed to negate or modify the Lessee's obligations under Section 9.15 of the Participation Agreement.

                  17. Subletting. (a) The Lessee shall not sublet the Property or any part thereof, unless (i) at the time of any such sublease, no Default, Environmental Event, Unwind Event or Event of Default shall have occurred and be continuing and no Termination Notice has been delivered or has been deemed to have been delivered; (ii) any such sublease shall by its terms be expressly made subject and subordinate to the terms of this Lease (and the Ground Lease and the VCMI Mortgage); (iii) the Lessee shall provide the Lessor sixty

(60) days prior to the effective date of such sublease with notice of such sublease; (iv) the Lessee shall provide the Lessor 5 Business Days prior to the effective date of such sublease with a conformed copy of the instrument creating such sublease; (v) the Lessor has consented to such sublease; and (vi) the Final Completion Date shall have occurred.

                  (b) No sublease pursuant to this paragraph 17 shall modify or limit any right or power of the Lessor hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations of the Lessee shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no subletting had been made or occupancy permitted.

                  (c) If the Lessee shall request, in connection with any sublease, that the Lessor execute an attornment and non-disturbance agreement with respect to such sublease, the Lessor shall consider each such sublease on a case-by-case basis and may give its consent to its execution and delivery of an attornment and non-disturbance agreement. The Lessee shall not mortgage, pledge or otherwise encumber its interest in and to this Lease or in and to any sublease or the rentals payable thereunder without the prior written consent of the Lessor. Any sublease made, and any mortgage, pledge or assignment of the Lessee's interest hereunder or under any such sublease granted, otherwise than as expressly permitted by this paragraph 17, shall be null and void and of no force or effect.

                  18. Permitted Contests. (a) So long as (w) no Unwind Event, Environmental Trigger or Event of Default has occurred, (x) no Termination Notice has been delivered or been deemed to have been delivered, (y) the Lessee shall not have notified the Lessor pursuant to paragraph 27(a)(ii) that it is terminating this Lease and abandoning the Property or (z) the Lessee shall not have otherwise surrendered or be required to surrender the Property to the Lessor for any reason (including, without limitation, pursuant to paragraph 23(a)), the Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any Charges or to comply or cause the Property or any part thereof to comply with any applicable Legal Requirement or to pay any materialman's, laborer's or undischarged or unremoved Lien, as long as the Lessee shall at its sole cost and expense contest, or cause to be contested, diligently and in good faith, the existence, amount or validity thereof by appropriate proceedings, which shall (i) in the case of an unpaid Property Charge or undischarged or unremoved Lien, prevent the collection thereof from the Lessor or against the Property or any part thereof, (ii) prevent the sale, forfeiture or loss of the Property or any part thereof, and (iii) in the case of a

Legal Requirement, not subject the Lessor, the Agent, the Trustee or the Holders from time to time of the Instruments to the risk of any criminal liability or civil liability for failure to comply therewith. The Lessee shall give such assurances as may be reasonably demanded by the Lessor to insure ultimate payment of such Charges or the discharge or removal of any such materialman's, laborer's or mechanic's Lien or to insure compliance with such Legal Requirement and to prevent any sale or forfeiture of the Property or any part thereof, or any interference with or deductions from any Fixed Rent, Additional Rent or any other sum required to be paid by the Lessee hereunder by reason of such non-payment, non-discharge, non-removal or non-compliance.

                  (b) The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense. The Lessee shall notify the Lessor of each such proceeding at least ten days prior to the commencement thereof, which notice shall describe such proceeding in reasonable detail.

                  (c) The Lessee shall, promptly after the final determination (including appeals) of any contest brought by it pursuant to this paragraph 18, pay and discharge all amounts which shall be determined to be payable therein and shall be entitled to receive and retain for its own account all amounts refunded and/or rebated as a result of any such contest and if the Lessor receives any amount as a result of such contest to which it is not otherwise entitled pursuant to this Lease, it shall promptly return such amount to the Lessee.

                  (d) Except as otherwise specifically provided in this Lease, this paragraph 18 shall not apply in the case of Charges upon, or in respect of, any Person other than the Lessor or in respect of the property or income of any such Person.

                  18A. Unwind Fee. Upon payment by the Lessee of the Unwind Fee and the surrender of the Property to the Lessor pursuant to the conditions set forth in Section 7.05 of the Participation Agreement, this Lease shall terminate.

                  19. Default Provisions. (a) Any of the following occurrences or acts shall constitute an event of default (each, an "Event of Default") under this Lease:

                   (i) if the Lessee shall fail to pay (a) any Fixed Rent within five days or Additional Rent within ten days after the date on which payment is due or (b) any other sum required to be paid hereunder on the date on which such payment is due;

                  (ii) subject to the terms of paragraphs 11 and 18 relating to permitted contests, if the Lessee shall fail to pay any Charges when such payment shall become due or within any grace period provided for payment of such Charges;

                 (iii) if the Lessee shall fail to comply with any Insurance Requirement;

                  (iv) if the Lessee shall fail to comply with the requirements of paragraph 27(b) within the time periods provided therein;

                   (v) if the Lessee shall grant, suffer to exist or create any Lien (other than Permitted Encumbrances) upon the Parcel, this Lease, the Ground Lease, or the Property or any part thereof or interest therein or upon any Fixed Rent, Additional Rent or other sum paid hereunder;

                  (vi) if the Lessee shall fail to observe or perform any other covenant, condition or other provision hereof and such failure shall continue for fifteen (15) days after the earlier of (i) the date on which the Lessee becomes aware of such failure or (ii) notice by the Lessor, the Agent or the Trustee to the Lessee of such failure provided, however, that if such failure is of such nature that it cannot be corrected by the payment of money or otherwise within such 15-day period, such failure shall not constitute an Event of Default so long as (x) curative action reasonably satisfactory to the Lessor is instituted within such period and diligently pursued to completion thereafter and (y) periodic progress reports thereon are delivered to the Lessor;

                 (vii) if an "Event of Default" (as defined in any such other Operative Document, but excluding any Unwind Event) under the Participation Agreement or any other Operative Document shall have occurred;

                (viii) if the Lessee has elected not to purchase the Lessor's interest in the Property pursuant to paragraph 27(a)(ii), and if, ten
         (10) Business Days before the Expiration Date, either (a) the Lessee is then rebuilding or restoring, or would be required by the terms hereof to rebuild or restore, the Property pursuant to paragraph 12(c) hereof or (b) a temporary Condemnation has occurred and is scheduled to continue after the Expiration Date;

                  (ix) if any Operative Document shall for any reason no longer be in full force and effect (except if such is the result of a purchase of the Property by the Lessee pursuant to this Lease);

                   (x) if the Lessee shall have abandoned the Ground Lease Property or the Improvements or if the Ground Lease Property or the Improvements become vacant for a period of thirty (30) consecutive days.

                  (b) The Lessor may take all steps to protect and enforce the rights of the Lessor or obligations of the Lessee hereunder, whether by action, suit or proceeding at law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in aid of the execution of any power herein granted or for any foreclosure, or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as the Lessor shall deem necessary or advisable.

                  (c) (i) If an Event of Default shall have occurred and be continuing, including an Event of Default arising from the breach of a covenant, condition or other provision hereof, then upon five (5) Business Days' prior written notice by the Lessor to the Lessee, in addition to all other rights, remedies or recourses available, the Lessor may either (A) terminate this Lease or (B) terminate the Lessee's right to possession of the Property or any part thereof. If Lessor should elect to terminate this Lease as provided in subparagraph (c)(i)(A) above, then this Lease and the estate hereby granted shall expire and terminate at midnight on the fifth (5th) Business Day (or such later date as may be specified therein) after the date of such notice, as fully and completely and with the same effect as if such date was the date herein fixed for the expiration of the Term and all rights of the Lessee shall terminate, but the Lessee shall remain liable as hereinafter provided.

                   (ii) Should the Lessor elect not to terminate this Lease, this Lease shall continue in effect and Lessor may enforce all Lessor's rights and remedies under this Lease including the right to recover the Fixed and Additional Rent as each becomes due under this Lease. For the purposes hereof, the following do not constitute a termination of this Lease:

                           (A) Acts of maintenance or preservation of the Property or any part thereof or efforts to relet the Property or any part thereof, including, without limitation, termination of any sublease of the Property to a third party and removal of such subtenant from the Property; and/or

                           (B) The appointment of a receiver upon initiative of the Lessor to protect the Lessor's interest under this Lease.

                  (d) If an Event of Default shall have occurred and be continuing, and the Lessor has elected to terminate this Lease or terminate the Lessee's right to possession of the Property or part thereof, upon five (5) Business Days' notice, Lessor shall have (i) the right, whether or not this Lease shall have been terminated pursuant to paragraph 19(c) hereof, to re-enter and repossess the Property or any part thereof, as the Lessor may elect, by summary proceedings, ejectment, any other legal action or in any other lawful manner the Lessor determines to be necessary or desirable and (ii) the right to remove all Persons and property therefrom. The Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Property or any part thereof shall be construed as an election by the Lessor to terminate this Lease unless a notice of such termination is given to the Lessee pursuant to paragraph 19(c) hereof, or unless such termination is decreed by a court or other governmental tribunal of competent jurisdiction. Should the Lessor elect to re-enter the Property as herein provided or should the Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by Law or upon termination of this Lease of the Lessee's right to possession of the Property or any part thereof pursuant to paragraph 19(c) hereof or otherwise as permitted by Law, the Lessee shall peaceably quit and surrender the Property or any part thereof to the Lessor. In any such event, neither the Lessee nor any Person claiming through or under the Lessee, by virtue of any Law, shall be entitled to possession or to remain in possession of the Property or any such part thereof, but shall forthwith quit and surrender the Property to the Lessor.

                  (e) At any time or from time to time after the re-entry or repossession of the Property or any part thereof pursuant to paragraph 19(d) hereof, whether or not this Lease shall have been terminated pursuant to paragraph 19(c) hereof, the Lessor may (but shall be under no obligation to) relet the Property or any part thereof, for the account of the Lessee, without notice to the Lessee, for such term or terms and on such conditions and for such uses as the Lessor, in its sole and absolute discretion, may determine. The Lessor may collect and receive any rents payable by reason of such reletting. The Lessor shall not be liable for any failure to relet the Property or any part thereof or for any failure to collect any rent due upon any such reletting.

                  (f) No termination of this Lease or of the Lessee's right to possession of the Property or any part thereof pursuant to paragraph 19(c) hereof, or by operation of Law, and no re-entry or repossession of the Property or any part thereof, pursuant to paragraph 19(d) hereof, and no reletting of the Property or any part thereof pursuant to paragraph

19(e) hereof, shall relieve the Lessee of its liabilities and obligations hereunder, all of which shall survive such termination, re-entry, repossession or reletting.

                  (g) In the event of any termination of this Lease or of the Lessee's right to possession of the Property or any part thereof by reason of the occurrence of any Event of Default, the Lessee shall pay to the Lessor all Fixed Rent, Additional Rent and other sums required to be paid to and including the date of such termination of this Lease or of the Lessee's right to possession; and thereafter, until the end of the Term or the Extended Term, as applicable, whether or not the Property or any part thereof shall have been relet, the Lessee to the extent permitted by applicable Law shall be liable to the Lessor for, and shall pay to the Lessor, on the days on which such amounts would be payable under this Lease in the absence of such termination, re-entry or repossession, as agreed current damages and not as a penalty: all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by the Lessee, in the absence of such termination, re-entry or repossession, and all costs (including attorneys' fees and expenses incurred by the Lessor hereunder (payable on demand)) and all costs of any environmental remediation required by Environmental Law. To the extent permitted by Law, at such time after the termination or expiration of this Lease as the Lessee shall have paid all amounts required to be paid by it under this Lease and the Lessor shall have discharged any and all obligations to the Holders from time to time of the Instruments, then the Lessor shall pay to the Lessee, when received, the net proceeds, if any, of any reletting effected for the account of the Lessee pursuant to paragraph 19(e), after deducting from such proceeds all of the Lessor's expenses in connection with such reletting (including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting and all costs at any environmental remediation required by Environmental Law).

                  (h) Notwithstanding the foregoing, if an Event of Default shall have occurred, the Lessee may within five (5) Business Days of the earliest of the Lessor's, Agent's or Trustee's notice of such occurrence thereafter pay to the Lessor an amount equal to the Offer Purchase Price in which event the Lessor shall be obliged to convey the Property to Lessee in compliance with paragraph 15.

                  (i) At any time after such termination of the Term (or Extended Term) of this Lease or re-entry or repossession of the Property by reason of the occurrence of an Event of Default, the Lessor shall be entitled to recover from the

Lessee, and the Lessee will pay to the Lessor on demand, in lieu of all liquidated damages in respect of Fixed Rent beyond the date of such demand (but in addition to any claim for current damages in respect of Fixed Rent prior to the date of such demand), an amount equal to the Termination Value.

                  (j) In the event of foreclosure of the lien of the VCMI Mortgage or if the Property or any part thereof is conveyed to the Trustee by deed in lieu of foreclosure, the Lessee shall attorn to the Trustee as landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument by the parties hereto.

                  20. Additional Rights; Mortgage. (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by Law or in equity and the exercise by the Lessor of any one or more of such rights, powers or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by the Lessor (or by the Trustee on behalf of the Lessor) of any Fixed Rent, Additional Rent or other sum payable hereunder with knowledge of the breach by Lessee of any provision hereof shall not constitute waiver of such breach, and no waiver by the Lessor or the Trustee of any provision hereof shall be deemed to have been made unless made in writing. The Lessor and the Trustee shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, a decree compelling performance of any of the provisions hereof or any other remedy allowed to the Lessor by Law or in equity.

                  (b) The Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which they may have to redeem the Property or any part thereof or to have a continuance of this Lease after termination of the Lessee's right of occupancy by Law or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided and
(ii) the benefits of any Law which exempts property from liability for debt or for distress for rent.

                  (c) If an Event of Default exists hereunder, the Lessee shall pay to the Trustee, on behalf of the Lessor, all fees and out-of-pocket expenses incurred by the Lessor or the

Trustee in enforcing its rights under this Lease, including attorneys' fees and expenses.

                  (d) Lessor and Lessee intend that the Lessee shall treat this Lease, for accounting purposes, as an operating lease. If a court of competent jurisdiction determines that the transaction represented by this Lease and the other Operative Documents will be treated as a financing transaction, then in such event it is the intention of the parties hereto (i) that this Lease be treated as a deed of trust and security agreement or other similar instrument with a power of sale (the "Mortgage") from Lessee, as mortgagor, to the Trustee for the benefit of Lessor, as mortgagees, encumbering the Property, and that the Lessee, as mortgagor, hereby (A) grants, bargains and sells, in trust, with power of sale to the Trustee for the benefit of the Lessor and the Trustee, as mortgagee, or any successor thereto, for the use and benefit of the Holders of the Applicable B Percentage of the Interim Notes, the Holders of the B-Notes and the Holders of the Certificates, as beneficiaries, a first and paramount Lien on the Property, and (B) grants a security interest to the Lessor and the Trustee in the Property, (ii) that Lessor and the Trustee shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee and/or secured party available under applicable Law to take possession of and sell (whether by foreclosure, power of sale or otherwise) the Property, (iii) that the effective date of the Mortgage shall be the effective date of this Lease,
(iv) that the recording of an instrument referencing this provision shall be deemed to be the recording of the Mortgage and (v) that the obligations secured by the Mortgage shall be the Secured Obligations.

                  (e) If this Lease shall hereafter be treated as the Mortgage as provided in subparagraph 20(d) above, then the following provisions shall apply in respect of the Lessor's and Trustee's enforcement of their rights under such Mortgage: (i) Upon request by the Lessor or the Trustee, the Trustee shall proceed to sell the Property and any and every part thereof, at public venue, to the highest bidder, at the customary time and place in the county where the Property is located, and at the time, place, and under the terms designated in said notice of sale for cash, first giving the public notice and notice to the Lessee required by law of the time, terms and place of sale, and of the property to be sold; and upon such sale shall execute and deliver a deed of conveyance of the Property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the events whereby any successor Trustee became successor as herein provided, shall be prima facie evidence of the truth of such statement or recital; and the Trustee shall receive the proceeds of such sale, out of which the Trustee shall pay, first the cost and expenses of executing this trust, including attorneys' fees and compensation to the Trustee for its services, and next to the Lessor or its endorsees or assignees, upon the usual vouchers therefor, all monies paid pursuant to or under any provisions set forth herein or in the Operative Documents; and next all monies due and owing as to the Secured Obligations then due and unpaid (with interest and Distributions at the Default Rate on any overdue amounts) up to the time of such payment, and if not enough therefor, then apply what remains; and next to all other unpaid sums secured hereby in such order as the Lessor may elect; and the balance of such proceeds, if any, shall be paid to the person or persons legally entitled thereto; and the Trustee covenants faithfully to perform the trust herein created; (ii) Until a sale shall be held hereunder, the Trustee hereby lets the Property to the Lessee, upon the following terms and conditions, to-wit: the Lessee, and every and all persons claiming or possessing the Property, and any part thereof, by, through, or under it, shall or will pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall and will surrender peaceable possession of the Property, and any and every part thereof, to the Trustee, its successors, assignees, or purchasers thereof, without notice or demand therefor, upon the occurrence of said sale; (iii) Upon any sale or sales made hereunder, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Lessor or the Trustee may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which the Lessor is authorized to deduct under this Lease, and, in such event, this Lease and the Operative Documents evidencing the Secured Obligations may be presented to the persons or person conducting the sale in order that the amount so used or applied may be credited upon the Secured Obligations as having been paid; (iv) the Lessor and the Trustee shall have the option to proceed with foreclosure in satisfaction of any part of the Secured Obligations without declaring the whole of the Secured Obligations as immediately due and payable, and such foreclosure may be made subject to the part of the Secured Obligations not due and payable, and it is agreed that such foreclosure, if so made, shall not in any manner affect the part of the Secured Obligations, but as to such part this Lease, as treated as the Mortgage, as well as the other Operative Documents, shall remain in full force and effect just as though no foreclosure had been made. Several foreclosures may be made without exhausting the right of foreclosure for any part of the Secured Obligations not due and payable, it being the purpose to provide for a foreclosure and sale of the security for any due and payable portion of the Secured Obligations without exhausting the power of foreclosure and power to sell the Property for any other part of the Secured Obligations; and (v) the Lessor and the Trustee may, from time to time, substitute another trustee in place of the Trustee herein named. Upon such appointment, and without conveyance to the successor trustee, the latter shall be vested with all the titles, estates, rights, powers and trusts conferred upon the Trustee herein named. Such appointment shall be made by written instrument executed by the Lessor and the Trustee which shall be recorded among the public records in the county where the Property is located, and shall be conclusive proof of the proper appointment of the successor trustee.

                  (f) In the exercise of any of the Lessor's and the Trustee's rights under this paragraph 20, the Lessor and the Trustee shall comply with all applicable requirements of Section 51.002 of the Texas Property Code, as the same may be amended from time to time.

                  2l. Notices, Demands, and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be sent to the parties hereto at the addresses set forth on Schedule I to the Participation Agreement and shall be given in the manner and shall be effective at the times and under the terms set forth in Section 9.02 of the Participation Agreement; provided that each of the Lessor and the Lessee may from time to time specify, by giving not less than 15 days' prior written notice thereof to the other party (i) any other address in the United States as its address for purposes of this Lease and (ii) any other Person that is to receive copies of notices, offers, consents and other instruments hereunder; and provided that neither party shall be entitled to designate more than two other Persons to receive copies of notices hereunder. The Lessee shall send to the Trustee copies of all notices, offers, consents, advices and other instruments hereunder sent to the Lessor. Notwithstanding anything to the contrary herein or in the Operative Documents, all notices, consents and other instruments required to be given by the Lessor hereunder may alternatively be given by the Trustee on the Lessor's behalf.

                  22. No Default Certificate. Each party hereto shall, at the reasonable request of the other party hereto, deliver to such other party a certificate stating whether such first party has knowledge of, or has received notice from any person of, any Casualty, Condemnation, Default, Environmental Trigger, Unwind Event or Event of Default.

                  23. Surrender. (a) If upon the expiration or termination of the Term (or the Extended Term, as the case may be) or the termination of Lessee's possession of the Property, Lessee or its designee has not purchased the Property as provided hereunder, the Lessee shall surrender (i) the Ground Lease Property to the Lessor in the condition in which the Ground Lease Property was upon the commencement of the Term hereof (subject to Improvements and other alterations and maintenance made in accordance herewith) together with such additional easements, rights of way or other rights as Lessor may require to assure unrestricted access to the Property for the remaining term of the Ground Lease and (ii) the Improvements in the operating condition, efficiency and with the useful life, they were or had upon the commencement of the Primary Term, except as repaired, rebuilt, altered, added to or built as permitted or required hereby and except for ordinary wear and tear. To the extent that the Property is not in compliance with the above upon such expiration or termination (except as a consequence of a Casualty or Condemnation, as to which paragraph 12 applies), the Lessee shall pay to the Trustee on behalf of the Lessor such additional amounts as are required to place it in compliance therewith.

                  (b) The Lessee shall also surrender the Property to the Lessor free and clear of all Liens, easements, consents and restrictive covenants and agreements affecting the Property which the Lessee is obliged hereunder to remove.

                  (c) The Lessee shall also surrender the Property in a condition such that the Property is in compliance with all applicable Environmental Laws at surrender (irrespective of whether the deadline for such compliance would otherwise expire before the end of the Term). Nothing contained in this paragraph 23 shall relieve or discharge or in any way affect the obligation of the Lessee to cure promptly pursuant to this Lease any violations of Legal Requirements referred to in this Lease, or to pay and discharge any Liens and Impositions against the Property, subject, however, to the right of the Lessee to contest the same pursuant to the provisions of paragraphs 11 and
18. Lessee shall cooperate, to the fullest extent, with the Lessor, its subsequent lessees, operators or purchasers to effect the transfer of all of Lessee's Applicable Permits for the Property to such Persons.

                  (d) The Lessee, at its sole cost and expense, shall remove from the Property on or prior to such expiration or termination all property situated thereon which is not owned by the Lessor and shall repair any damage caused by such removal and shall restore the Property to the condition and working order (or reasonable equivalent thereof) in which they existed immediately prior to the installation of such property, except for ordinary wear and tear. Lessee shall indemnify and hold harmless the Lessor, its successors and assigns against any loss, liability or claim arising out of the Lessee's removal of such property from the Property including, without limitation, any environmental liability arising therefrom. Any such property of the Lessee not so removed shall become the property of the Lessor, and the Lessor may cause such property to be removed from the Property and disposed of, and the cost of any such removal and disposition of the Lessee's property and of repairing any damage caused by such removal and of the restoration of the Property to the condition and working order (or reasonable equivalent thereof) in which it existed immediately prior to the installation of such property, ordinary wear and tear excepted, shall be borne by the Lessee.

                  (e) The Lessee shall comply with the conditions set forth in
Section 7.05(b) of the Participation Agreement in addition to those set forth in this paragraph 23.

                  (f) The obligations of the Lessee under this paragraph 23 shall survive the expiration or any termination of this Lease (whether by operation of Law or otherwise) for all matters described in this paragraph 23 which occur or arise prior to such expiration or termination or arise out of or result from facts, events, claims, liabilities, actions or conditions occurring, arising or existing on or before such expiration or termination.

                  24. Separability; Binding Effect; Governing Law; Non-Recourse.
(a) Except as expressly provided otherwise in this Lease, each provision hereof shall be separate and independent and the breach of any such provision by the Lessor shall not discharge or relieve the Lessee from its obligations to perform each and every covenant to be performed by the Lessee hereunder. If any provision hereof or the application thereof to any Person or circumstance shall be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by Law.

                  (b) All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective permitted successors and assigns of the Lessor and the Lessee to the same extent as if each successor and assignee were named as a party hereto. Except for subleases permitted or created in accordance with paragraph l7 hereof, the Lessee may not assign its rights hereunder or any interest herein without the prior written consent of the Lessor. Subject to the provisions of the other Operative Documents, the Lessor may assign all or any part of the Property and/or its rights under this Lease. This Lease may not be changed, modified or discharged except by a writing signed by the Lessor and the Lessee. Any change, modification or discharge made otherwise than as expressly permitted by this paragraph 24 shall be null and void.

                  (c) THIS LEASE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                  (d) This Lease, when delivered, shall constitute an original, fully enforceable counterpart for all purposes except that only the counterpart stamped or marked "COUNTERPART NUMBER ONE" or "COUNTERPART NUMBER l" shall constitute, to the extent applicable, "chattel paper" or other "collateral" within the meaning of the Uniform Commercial Code in effect in any jurisdiction.

                  (e) No recourse shall be had against the Lessor, the Agent, the Trustee, SSBTC or any Holder of any Instrument or their respective successors, assigns, directors, officers, employees, agents or shareholders, for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease and in the event of any such failure, recourse shall be had solely against the Property; provided, however, that nothing contained in this Lease shall be taken to prevent enforcement of any claim against the Lessor or any other Person arising out of or in connection with this Lease based on fraud, gross negligence or willful misconduct of the Lessor and nothing shall prevent enforcement against any other Person to which any part thereof shall have been transferred, or obligations undertaken or assumed in writing by such Person.

                  25. Headings and Table of Contents. The table of contents and the headings of the various paragraphs and schedules of this Lease are for convenience only and shall not affect the meaning of the terms and conditions of this Lease.

                  26. Lessor's Right to Cure Lessee's Default. If the Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease, the Lessor, without waiving any default or releasing Lessee from any obligation, may (but shall be under no obligation to) make such payment or perform such act for the account and at the cost and expense of the Lessee, and may enter upon the Property for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee or a breach of the Lessor's covenant for quiet possession pursuant to paragraph 2(b). All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred, together with interest thereon to the extent permitted by Law) shall be paid by the Lessee to the Lessor on demand as Additional Rent.

                  27. Lessee's Options Upon Expiration. (a) In addition to its rights under paragraphs l2 and 14 hereof, Lessee shall, by notice given not less than nine (9) months prior to the Expiration Date, elect either to (i) deliver an Offer to Purchase the Property and purchase the Property on the Expiration Date upon payment of an amount equal to the Offer Purchase Price, in which case the transfer of the Property shall be governed by the terms of paragraphs 14 and 15 (and in which case, this Lease (with the exception of paragraph 24(e) or any other provision hereof under which the Lessee indemnifies the Lessor or others from liability in connection with this Lease) shall terminate on the Closing
Date); or (ii) subject to the satisfaction of the conditions set forth in paragraph 27(b) hereof, terminate this Lease, abandon the Property as of the Expiration Date and pay to the Trustee, on behalf of the Lessor on the Expiration Date, in addition to any Fixed Rent, Additional Rent and any other amounts then due and payable to the Lessor hereunder, the Residual Guaranty; or
(iii) subject to the conditions set forth in paragraph 27(d) hereof, extend the Lease for an Extended Term.

                  (b) Upon the election of the Lessee to terminate this Lease pursuant to paragraph 27(a)(ii) hereof, Lessee shall provide, or cause to be provided or accomplished, at the sole cost and expense of the Lessee, to or for the benefit of the Lessor and the holders of the Instruments, at least thirty
(30) days but not more than sixty (60) days prior to the Expiration Date each of the items set forth in Section 7.05 of the Participation Agreement.

                  (c) Upon the Lessee's election to terminate this Lease pursuant to and in compliance with paragraph 27(a)(ii) hereof, the Trustee (on behalf of the Lessor) shall have the sole and exclusive right to sell or dispose of the Property and, as of the Expiration Date, the Lessee shall have no further claim thereto. The proceeds of any sale or disposition of the Property pursuant to this paragraph 27 (herein called a "Qualified Sale") shall be applied by the Trustee on the Lessor's behalf as follows: first, to pay all Closing Costs in connection with the Qualified Sale; and second, as provided in the Declaration.

                  (d) By written notice given to the Agent at least 10 months prior to the Expiration Date (or the expiration of any Extended Term ending on a date less than 5 years after the Expiration Date, as the case may be) the Lessee may request, in its sole discretion and if there exists no Default, Event of Default, Environmental Trigger or Unwind Event, an extension of this Lease for a maximum of 5 successive one-year terms (each an "Extended Term"). The Lessor and the Lessee shall determine the Applicable Rate for each Extended Term, consistent with the terms outlined below in this paragraph 27(d), and the Lessee shall undertake to enter into all amendments and supplements to the Operative Documents and such other agreements as the Lessor in its sole discretion determines to be necessary and appropriate in connection therewith. If the Lease is extended for an Extended Term, the Lessee shall pay the Agent a remarketing fee the amount of which shall be determined prior to the commencement of each Extended Term. Fixed Rent during each Extended Term shall be paid monthly in advance, and include an annual amount to be applied in a manner acceptable to each Purchaser, to the outstanding principal amount of the Notes, such annual amount to be equal to 20% (or such lower percentage as the Purchasers in their sole discretion may agree to) of the outstanding principal amount of the Notes at the Expiration Date. Within ten (10) days of receipt of Lessee's request to extend this Lease pursuant to this paragraph 27, the Agent shall, after consultation with the Purchasers, notify the Lessee of the Applicable Rate agreed upon by the Purchasers for such Extended Term. Within 5 days of such notice, the Lessee shall notify the Agent of whether the Lessee wishes to extend the Lease on the proposed terms. If a Purchaser fails to agree to extend this Lease on terms acceptable to the Lessee, the Agent shall use all reasonable efforts to locate a replacement lender or investor, as the case may be, provided, however, that if the Agent fails to locate a replacement lender or investor within fifteen (15) days of the aforesaid notice, the Lessee shall either (i) give notice of its election pursuant to paragraph 27(a) (i) hereof or
(ii) agree to extend the Lease at the highest Applicable Rate enforceable at law.

                  28. Limitations on Amounts Payable. Notwithstanding anything to the contrary contained in this Lease or any of the other Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which Lessor, the Trustee, Agent and the Note and Certificate Purchasers are entitled to receive pursuant to this Lease and other Operative Documents, are subject to limitations pursuant to
Section 9.18 of the Participation Agreement.

                  29. Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE OPERATIVE

DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE LESSOR AND THE LESSEE HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

                  30. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee ownership of the Parcel by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created by this Lease or any interest in this Lease or interest in the fee or leasehold ownership of the Parcel, and no such merger shall occur unless and until all Persons having any interest in (x) the leasehold estate created by this Lease and the Ground Lease and (y) the indefeasible fee ownership of the Parcel or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

                  31. Payments to the Trustee. The Lessee hereby acknowledges, and the Lessor hereby directs, that all payments of Fixed Rent, Additional Rent and other sums due to the Lessor hereunder shall be made to the Trustee, on behalf of the Lessor, to the account specified for the Trustee in Schedule I to the Participation Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their respective Officers thereunto duly authorized as of the date hereof.

                                             LESSOR:

                                             1994 VCM INC.

Attest:A.M. HORN                             By:\S\MARK A. FERRUCCI
                                                Name:Mark A. Ferrucci
         [Seal]                                 Title:President

                                             LESSEE:

                                             THE GEON COMPANY

Attest:Joe. A. Powell                        By:\S\JEAN M. MIKLOSKO
                                                Name:Jean M. Miklosko
                                                Title:Assistant Treasurer

               [Seal]

                                   SCHEDULE A

                            Description of the Parcel

LAND IN THE CITY OF LAPORTE, HARRIS COUNTY, TEXAS, legally described as follows:

                                  SCHEDULE A-1

                  Description of the Chlorine Facility Easement

                                  SCHEDULE A-2

                          Description of the HCL Parcel

                                   SCHEDULE B

                     Fixed Rent and Additional Rent Schedule

                  Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Lease (including terms defined by reference in the Lease to the other Operative Documents).

I.       Fixed Rent

         A.       Fixed Rent

                  "Fixed Rent" shall be an amount equal to the sum of Variable Rent and Basic Rent. Fixed Rent shall be due and payable in arrears on each Payment Date.

         B.       Variable Rent

                  1. The "Original Capitalized Cost" of the Property at any time is equal to the sum of the then outstanding aggregate principal amounts of the A-Notes and the B-Notes plus the then outstanding aggregate stated amount of the Certificates.

                           The "Series A Portion" of the Original Capitalized Cost at any time is equal to the then outstanding aggregate principal amount of the A-Notes.

                           The "Series B Portion" of the Original Capitalized Cost at any time is equal to the then outstanding aggregate principal amount of the B-Notes.

                           The "Series C Portion" of the Original Capitalized Cost at any time is equal to the then outstanding aggregate stated amount of the Certificates.

                  2.       Variable Rent.

                           Variable Rent shall be due and payable in arrears on each Payment Date in the amounts set forth below.

                           (a)      Construction Period:

                                    For the portion of the Construction Period during which interest on the Interim Notes (HCL Series) can be paid from HCL Advances under Section 1.04(c) of the Participation Agreement, "Variable Rent" calculated with regard to the Interim Notes (HCL Series) shall be $0.00.

                                    For the balance of the Construction Period, Variable Rent calculated with regard to the Interim Notes (HCL Series) shall be equal to the product of the aggregate principal amount of the Interim Notes (HCL Series) times the Applicable Rate, all calculated on the basis of a 360-day year and prorated for the actual number of days of such period.

                                    If the Interim Notes (HCL Series) are
                                    refinanced on a day which is not a regular
                                    Payment Date, Fixed Rent shall be
                                    proportionately adjusted to such date of exchange, and any additional costs incurred by the Lessor in connection with such refinancing shall also be payable on such date as Additional Rent under this Lease, a certificate as to the amount of such costs submitted to the Lessee by the Lessor shall be conclusive and binding for all purposes, absent manifest error.

                           (b)      Primary Term and Extended Term:

                                    "Variable Rent" for each Payment Date during the Primary Term and Extended Term, if any, shall equal the sum of (A) an amount equal to the product of the Series A Portion of the Original Capitalized Cost of the Property times the Applicable Rate, calculated on the basis of a 360-day year and prorated for the actual number of days of such period, and (B) an amount equal to the product of the Series B Portion of the Original Capitalized Cost of the Property times the Applicable Rate, calculated on the basis of a 360-day year and prorated for the actual number of days of such period.

         C.       Basic Rent.

                  Basic Rent shall accrue on a daily basis and shall be due and payable in arrears on each Payment Date to the extent, in the manner and in the amounts set forth below.

                  (a)      Construction Period:

                           For the portion of the Construction Period during which Distributions on the Certificates (HCL Series) can be paid from HCL Investments under Section 1.04(c) of the Participation Agreement, "Basic Rent" shall be $0.00.

                           For the balance of the Construction Period, Basic Rent shall be equal to the product of the aggregate stated amount of the Certificates (HCL Series) times the Applicable Rate, all calculated on the basis of a 360-day year and prorated for the actual number of days of such period.

                  (b)      Primary Term and Extended Term:

                           (1) "Basic Rent" for each Payment Date shall be equal to the product of (a) the aggregate stated amount of the Certificates (excluding the Certificates (HCL Series) during the Construction Period) times (b) the Applicable Rate, calculated on the basis of a 360-day year and prorated for the actual number of days of such period.

II.      Additional Rent

         In addition to such Additional Rent as may otherwise be payable under the Lease, Lessee shall pay within thirty (30) days of a demand therefor but subject in all cases to Lessee's rights under the Operative Documents, as Additional Rent, without duplication, all Break Costs, Funding Costs, Reserve Costs, Increased Costs and Illegality Costs (collectively, "Additional Costs").

         Promptly after Lessor receives notice from any holder of Instruments of any Additional Costs to be payable as Additional Rent Lessor shall supply (i) a copy of the same to the Lessee; provided, however, that the failure to provide such notice of any Additional Costs shall not affect the Lessor's right to recover Additional Rent for the same but shall merely affect the timing of such recovery; and (ii) a certificate in reasonable detail setting forth the basis for and the amount of such Additional Costs submitted by the Lessor (on behalf of a holder) to the Lessee which notice shall be conclusive and binding for all purposes, absent manifest error.

                                   SCHEDULE C

                Termination Value and Allocated Termination Value

         A.       Termination Value.

                  The "Termination Value" of the Property as of any date shall be an amount equal to the Adjusted Capitalized Cost of the Property and any Closing Costs incurred in connection with the payment of such Adjusted Capitalized Cost and/or the sale of the Property.

         B.       Adjusted Capitalized Cost:

                  The "Adjusted Capitalized Cost" of the Property, at any time, as a whole is the sum of the Series A Portion, Series B Portion and Certificate Portion of the Adjusted Capitalized Cost, plus, if determined prior to the consummation of the refinancing of the Interim Notes (HCL Series) contemplated by Article III of the Participation Agreement, the sum of the then outstanding aggregate principal amount of the Interim Notes (HCL Series), together with interest accrued and unpaid and all other amounts due thereon or with respect thereto.

                  The "Series A Portion" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate principal amount of the A-Notes together with interest accrued and unpaid and all other amounts due thereon or with respect thereto;

                  The "Series B Portion" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate principal amount of the B-Notes, together with interest accrued and unpaid and all other amounts due thereon or with respect thereto; and

                  The "Certificate Portion" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate stated amount of the Certificates together with Distributions and all other amounts due thereon or with respect thereto.

         C.       Allocated Termination Value:

                  The "Allocated Termination Value" of the Property, at any time, as a whole is the sum of the Series A (HCL) Portion, Series B (HCL) Portion and Certificate (HCL) Portion of the Adjusted Capitalized Cost, or, if determined prior to the consummation of the refinancing of the Interim Notes (HCL Series) contemplated by Article III of the Participation Agreement, the sum of the then outstanding aggregate principal amount of the Interim Notes (HCL Series), together with interest accrued and unpaid and all other amounts due thereon or with respect thereto.

                  The "Series A (HCL) Portion" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate principal amount of the A-Notes (HCL Series) together with interest accrued and unpaid and all other amounts due thereon or with respect thereto;

                  The "Series B (HCL) Portion" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate principal amount of the B-Notes (HCL Series), together with interest accrued and unpaid and all other amounts due thereon or with respect thereto; and

                  The "Certificate (HCL) Portion" of the Adjusted Capitalized Cost at any time shall be equal to the then outstanding aggregate stated amount of the Certificates (HCL Series) together with Distributions and all other amounts due thereon or with respect thereto.

                  Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease (and the other Schedules thereto) to which this Schedule C is attached, including terms defined by reference in the Lease to the other Operative Documents.

                                       C-2